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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT: October 5, 1999                      COMMISSION FILE NO. 1-7949



                            REGENCY AFFILIATES, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)


             Delaware                                      72-0888772
             --------                                      ----------
(State or other jurisdiction of                           (IRS Employer
incorporation or organization)                        Identification Number)

729 South Federal Hwy., Suite 307, Stuart, Fl.                34994
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     (Address of principal executive offices)              (Zip Code)

10842 Old Mill Road, # 5B, Omaha, NE                          68154
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     (Address of administrative offices)                    (Zip Code)

     Registrant's Telephone Number (executive office), including Area Code:
                                 (561-220-7662)

   Registrant's Telephone Number (administrative office), including Area Code:
                                 (402-330-7460)
                                 --------------



          (Former name or former address, if changed since last report)
                                       N/A





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ITEM 2. ACQUISITION OR DISPOSITION OF SIGNIFICANT AMOUNTS OF ASSETS



On September 23, 1999- Regency Affiliates Inc. ("Regency") (the "Company") closed a common stock exchange agreement with certain shareholders of Glas-Aire Industries Group Ltd. ("Glas-Aire) (NASDAQ-SC:GLAR). Under the agreement, Regency, in a private transaction, issued 1,188,000 shares of its restricted common stock to such shareholders in exchange for 288,000 Glas-Aire common shares held by the shareholders. With the closing of the agreement, Regency, either directly or through its wholly owned subsidiary, Speed.com, now holds 51.3% of the currently outstanding common shares of Glas-Aire.

As previously reported on April 22, 1999, the Company, through its wholly-owned subsidiary Speed.com, Inc., acquired 513,915 shares of the common stock of Glas-Aire Industries, Ltd. ("Glas-Aire") from a Glas-Aire shareholder for the issuance of a promissory note of $650,000 due January 1, 2000, at an interest rate of 7.5% per annum, which note is guaranteed by Mr. William Ponsoldt, Sr., President of the Regency and $1,213,000 in cash. The cash was obtained from an affiliate of Statesman Group, Inc. through the issuance of an unsecured demand note of 7.5% per annum. The Company also purchased 3,000 shares of the common stock of Glas-Aire on the open market.

As part of the April 22, 1999 transaction, Glas-Aire appointed two directors (William Ponsoldt and Marc Baldinger, current directors of Regency) to fill vacancies on the Glas-Aire board and will be allowed to appoint three additional directors subject to satisfying the applicable shareholder notification rules. Mr. Ponsoldt (Regency's Chairman) was also appointed the Chairman of the Board of Glas-Aire.

On August 2, 1999, the Company acquired 41,600 shares of the common stock of Glas-Aire on the open market for $119,619. The funds were provided by an affiliate of Statesman Group, Inc. on an unsecured basis.

As previously reported, on August 14, 1999, the Company sold 2,852,375 shares of the Company's common stock to Glas-Aire for cash of $1,968,000 and 86,000 shares of Glas-Aire common stock for an aggregate consideration of $2,281,900. In its filing with the SEC, the Company stated its intention to acquire control of Glas-Aire.

Glas-Aire, a leading designer, developer, manufacturer, and marketer of automotive parts and accessories to automobile manufacturers world-wide, reported pre-tax earnings of $800,000 on revenue of $6,600,000 in its most recent fiscal year ended January 31, 1999. For the six months ended July 31, 1999, Glas-Aire reported pretax earnings of $441,000 on revenue of $4,213,000, compared to pre-tax earnings of $283,000 on revenue of $2,854,000 for the comparable six month prior year period.



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The Company will file the required pro-forma financial information within the next sixty (60) days.



                            REGENCY AFFILIATES, INC.
                            ------------------------
                                  (Registrant)


October 5, 1999                             By:  /s/ Eunice M. Antosh
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Date                                         Eunice M. Antosh,  Secretary







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